UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 19, 2020 (August 18, 2020)

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On August 18, 2020, Range Resources Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), by and among the Company, Range Louisiana Operating, LLC, Range Production Company, LLC, Range Resources—Appalachia, LLC, Range Resources—Louisiana, Inc., Range Resources—Midcontinent, LLC and Range Resources—Pine Mountain, Inc. (collectively, the “Subsidiary Guarantors”) and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $300 million aggregate principal amount of its 9.25% senior notes due 2026 (the “New Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S. The New Notes will be issued as additional notes under the indenture dated January 24, 2020, entered into among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, pursuant to which the Company issued $550 million aggregate principal amount of its 9.25% senior notes due 2026 (the “Initial Notes”). The New Notes will have identical terms as the Initial Notes, other than the issue date, and the New Notes and the Initial Notes will be treated as a single class of securities under the indenture.

The New Notes will be fully and unconditionally guaranteed by the Subsidiary Guarantors. The Company estimates that the net proceeds of the offering will be approximately $294.6 million after deducting the Initial Purchasers’ discounts and estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds from this offering, together with borrowings from its bank credit facility, if necessary, to purchase Target Notes in the Tender Offers (each as defined below), including fees and expenses incurred in connection therewith, with the remainder, if any, to be used to repay borrowings under its bank credit facility. The New Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the Initial Purchasers or their affiliates are lenders under the Company’s bank credit facility and may receive a portion of the net proceeds from this offering used to repay such bank credit facility. In addition, certain of the Initial Purchasers or their affiliates may hold a portion of the Company’s 5.750% senior notes due 2021, 5.750% senior subordinated notes due 2021, 5.875% senior notes due 2022, 5.000% senior notes due 2022, 5.000% senior subordinated notes due 2022 and/or 5.000% senior notes due 2023 (collectively, the “Target Notes”) that may be purchased in the tender offers commenced by the Company to purchase the Target Notes for cash (the “Tender Offers”), and such Initial Purchasers or their affiliates may receive a portion of the net proceeds from this offering. U.S. Bancorp Investments, Inc., one of the initial purchasers, is an affiliate of the trustee. In addition, Citigroup Global Markets Inc., an initial purchaser, is acting as dealer manager in connection with the Tender Offers.

The Purchase Agreement contains customary representations and warranties of the parties, conditions to closing, indemnification rights and termination provisions. The Company has agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Company having a term of more than one year other than the New Notes for a period of 60 days after the date of the Purchase Agreement without the prior written consent of J.P. Morgan Securities LLC. The closing of the issuance and sale of the New Notes is expected to occur on September 1, 2020, subject to customary closing conditions. A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

ITEM 7.01	Regulation FD Disclosure

On August 18, 2020, the Company issued a press release announcing that it had commenced the offering of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On August 18, 2020, the Company issued a press release announcing the commencement of the Tender Offers to purchase up to $400 million aggregate principal amount of the Target Notes, subject to certain conditions. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

On August 18, 2020, the Company issued a press release announcing the pricing of the offering of the New Notes and amended terms of the Tender Offers. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated into this Item 7.01 by reference.

The press releases shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The press releases are not an offer to purchase or a solicitation of an offer to sell with respect to any series of the Target Notes. The Tender Offers have been made solely pursuant to the Offer to Purchase dated August 18, 2020.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1,99.2 and 99.3, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated August 18, 2020, by and among Range Resources Corporation, Range Louisiana Operating, LLC, Range Production Company, LLC, Range Resources—Appalachia, LLC, Range Resources—Louisiana, Inc., Range Resources—Midcontinent, LLC, Range Resources—Pine Mountain, Inc. and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

99.1	Press Release, August 18, 2020, announcing the offering of the New Notes.

99.2	Press Release, August 18, 2020, announcing commencement of the Tender Offers.

99.3	Press Release, August 18, 2020, announcing pricing of the offering of the New Notes and amended terms of the Tender Offers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Mark S. Scucchi
Mark S. Scucchi Chief Financial Officer

Date: August 19, 2020

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